                                  EXHIBIT 13.1
                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      Pursuant to 18 U.S.C. 1350, as created by Section 906 of the
Sarbanes-Oxley Act of 2002, the undersigned officer of LMS Medical Systems Inc.
(the "Company") hereby certifies, to such officer's knowledge, that:

      (i)   the accompanying Annual Report on Form 20-F of the Company for the
            fiscal year ended March 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Act of 1934, as amended; and

      (ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 14, 2006                             /s/ Diane Cote
                                        ----------------------------------------
                                        Diane Cote
                                        President and Chief Executive Officer

      The foregoing certifications are being furnished solely to accompany the
Report pursuant to 18 U.S.C. 1350, and are not being filed for purposes of
Section 18 of the Securities Act of 1934, as amended, and are not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.